[GRAPHIC OMITTED]
Trailer Bridge, Inc.


CONTACT:                       -OR-            TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.                           The Equity Group Inc.
John D. McCown                                 www.theequitygroup.com
Chairman & CEO                                 Adam Prior       (212) 836-9606
(800) 554 -1589                                Devin Sullivan   (212) 836-9608
www.trailerbridge.com
---------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

                  TRAILER BRIDGE REPORTS THIRD QUARTER RESULTS
                  --------------------------------------------

   Will Hold Financial Community Conference Call on November 10th at 4:30 P.M.

Jacksonville, FL - November 9, 2004 -- Trailer Bridge, Inc. (NASDAQ: TRBR) today reported financial results for the third quarter ended September 30, 2004 (see attached table), highlighted by net income of $1,154,205, a $2.0 million improvement compared to the third quarter of 2003.

Total revenue for the three months ended September 30, 2004 was $23,938,849, an increase of $1,319,377, or 5.8%, compared to the third quarter of 2003. The effective revenue per container equivalent of all of the southbound cargo represented an increase of 5.9% from the year earlier period.

The Company's Jacksonville-San Juan deployed vessel capacity utilization during the third quarter was 94.9% to Puerto Rico and 28.6% from Puerto Rico compared to 93.3% and 25.3%, respectively, during the third quarter of 2003. The operating income for the third quarter ended September 30, 2004 improved to $1,898,233, an improvement of $2,050,637 compared to the operating loss of $152,404 in the prior year period. The operating ratio was 92.1% during the third quarter of 2004, compared to an operating ratio of 101.1% during the year earlier period and 92.9% during the second quarter of 2004.

Net income for the third quarter of 2004 was $1,154,205, an improvement of $2,017,424 compared to a net loss of $863,219 in the same period last year. After the effect of an undeclared preferred stock dividend and accretion of preferred stock discount related to the preferred stock held by its Kadampanattu Corp. affiliate, the Company recorded net income per diluted common share of $.05 in the third quarter of 2004 compared to a net loss per diluted common share of $.13 in the year earlier period, and net income per diluted common share of $.04 in the second quarter of 2004.

John D. McCown, Chairman and CEO, said, "The effects of an improving supply/demand equation continue to roll out and the underlying trends in our business remain very strong. Despite an unusually active hurricane season that caused some schedule disruption in September, Trailer Bridge still increased its total operating revenues for the quarter. Those sailings that were delayed were pushed into the fourth quarter, and now our vessels are back on schedule and the Company is busier than it was before these September storms."

Trailer Bridge, Inc.                                                      Page 2
November 9, 2004


Trailer Bridge will discuss third quarter results in a conference call on Wednesday, November 10th at 4:30 P.M. (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link. The conference call will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville and San Juan. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

                               (Tables to Follow)

                                      ####

Trailer Bridge, Inc.                                                      Page 3
November 9, 2004


                                                      TRAILER BRIDGE, INC.
                                                    STATEMENTS OF OPERATIONS
                                                          (Unaudited)

                                                                   Three Months                          Nine Months
                                                                Ended September 30,                   Ended September 30,
                                                     -------------------------------------   -------------------------------------
                                                           2004                  2003              2004                2003
                                                     ------------------    ---------------   ----------------   ------------------
OPERATING REVENUES                                   $     23,938,849      $   22,619,472    $    70,950,478    $      64,372,005
OPERATING EXPENSES:
   Salaries, wages, and benefits                            3,718,282           3,876,226         11,380,660           11,812,160
   Rent and purchased transportation:
      Related Party                                         1,849,200           1,849,200          5,507,400            5,487,300
      Other                                                 5,905,275           6,753,222         17,194,071           18,387,416
   Fuel                                                     2,484,525           2,172,924          7,156,918            6,663,494
   Operating and maintenance (exclusive
      of depreciation shown separately below)               5,514,750           5,373,578         17,125,726           15,894,626
   Taxes and licenses                                          50,819             163,441            136,538              534,559
   Insurance and claims                                       818,549             787,734          2,398,131            2,240,051
   Communications and utilities                               120,830             146,745            371,979              382,105
   Depreciation and amortization                              677,566             852,731          2,310,763            2,557,798
   Loss (Gain) on sale of equipment                           (25,529)            (12,257)            (8,370)             (20,065)
   Other operating expenses                                   926,349             808,332          2,720,925            2,325,139
                                                      ---------------       -------------     --------------     ----------------
                                                           22,040,616          22,771,876         66,294,741           66,264,583
                                                      ---------------       -------------     --------------     ----------------
OPERATING INCOME (LOSS)                                     1,898,233            (152,404)         4,655,737           (1,892,578)

NONOPERATING EXPENSE:
   Interest expense and other, net                           (746,761)           (710,815)        (2,156,283)          (2,151,871)
                                                      ---------------       -------------     --------------     ----------------

INCOME (LOSS) BEFORE (PROVISION)
   BENEFIT FOR INCOME TAXES                                 1,151,472            (863,219)         2,499,454           (4,044,449)

(PROVISION) BENEFIT FOR INCOME TAXES                            2,733                   -              2,733                    -

                                                      ---------------       -------------     --------------     ----------------
NET INCOME (LOSS)                                           1,154,205            (863,219)         2,502,187           (4,044,449)

ACCRETION OF PREFERRED STOCK DISCOUNT                        (131,991)           (171,414)          (437,235)            (808,036)

UNDECLARED DIVIDEND                                          (367,683)           (280,663)          (980,078)            (563,966)
                                                      ---------------       -------------     --------------     ----------------
NET INCOME (LOSS) ATTRIBUTABLE TO
   COMMON SHARES                                     $        654,531      $   (1,315,296)   $     1,084,874    $      (5,416,451)
                                                      ===============       =============     ==============     ================

PER SHARE AMOUNTS:

NET INCOME (LOSS) PER SHARE BASIC                    $           0.06      $        (0.13)   $          0.09    $           (0.55)
                                                      ===============       =============     ==============     ================
NET INCOME (LOSS) PER SHARE DILUTED                  $           0.05      $        (0.13)   $          0.09    $           (0.55)
                                                      ===============       =============     ==============     ================